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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


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                                    FORM 8-A
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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               DYNEX CAPITAL, INC.
               (Exact Name of Registrant as Specified in Charter)


                                     1-9819
                            (Commission File Number)



                           Virginia                                                   52-1549373
                (State or other jurisdiction of                                    (I.R.S. Employer
                incorporation or organization)                                   Identification No.)

        4551 Cox Road, Suite 300, Glen Allen, Virginia                                  23060
           (Address of principal executive offices)                                   (Zip Code)


                          (804) 217-5800 (Registrant's
                     telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                Name of each exchange on which each class
          Title of each class to be so registered                              is to be registered
                9.50% Senior Notes due 2007                                  New York Stock Exchange


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.        [X]

If this form  relates to the  registration  of a class  securities  pursuant  to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
____________________________
      (If applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
_______________________________________
     (Title of class)

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
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the up to $40,000,000 principal amount of 9.50% Senior Notes due 2007 (the "Senior Notes"). A description of the Senior Notes is contained in Schedule TO-I/13e-3 (File No. 005-41043) (including, attached as exhibits to the Schedule TO-I/13e-3, the Offering Circular, the Indenture and the Letter of Transmittal) and is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit
Number   Description

 4.1 Indenture between Dynex Capital, Inc. and Wachovia Bank, N.A., as trustee, with respect to the 9.50% Senior Notes due 2007 (incorporated by reference to Exhibit (a)(1)(H) to Dynex Capital Inc.'s Schedule TO-I/13e-3 (File No. 005-41043) filed with the Securities and Exchange Commission on March 29, 2004).

 4.2 Offering Circular, dated March 29, 2004 describing the terms of the exchange offer pursuant to which the Senior Notes are being issued (incorporated by reference to Exhibit (a)(1)(A) to Dynex Capital Inc.'s Schedule TO-I/13e-3 (File No. 005-41043) filed with the Securities and Exchange Commission on March 29, 2004).

 4.3 Schedule TO-I/13e-3 (File No. 005-41043) (incorporated by reference and filed with the Securities and Exchange Commission on March 29, 2004.)


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DYNEX CAPITAL, INC.



Date:  April 15, 2004                    By:       /s/ Stephen J. Benedetti
                                              ----------------------------------
                                              Stephen J. Benedetti
                                              Executive Vice President and
                                              Chief Financial Officer